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                                                                    Exhibit 24.1

Power of Attorney of Stephen G. Franklin, Sr.



STATE OF GEORGIA

COUNTY OF COBB


                                POWER OF ATTORNEY
                                -----------------


KNOW ALL MEN BY THESE PRESENTS, that I, Stephen G. Franklin, Sr., a Director of EDUTREK INTERNATIONAL, INC., a Georgia corporation, do constitute and appoint Steve Bostic and Donald J. Blankers, jointly and severally, my true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for me in any and all capacities, to sign the Annual Report on Form 10-K for EDUTREK INTERNATIONAL, INC. for the fiscal year ended May 31, 1998, pursuant to the requirements of the Securities Exchange Act of 1934, and to file such document with the Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as any of the said attorneys-in-fact deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 26th day of August 1998.


                                            /s/   Stephen G. Franklin, Sr.
                                            ------------------------------
                                            Stephen G. Franklin, Sr.




                                 ACKNOWLEDGMENT
                                 --------------

BEFORE me this 26th day of August 1998, came Stephen G. Franklin, Sr., personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


                                            /s/ Cynthia Gardere
                                            -------------------
                                            NOTARY PUBLIC


                                            State of Georgia
                                                     -------
                                            My Commission Expires:

                                            September 11, 1999
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